Exhibit 99.3

American Battery Technology Company Releases Fiscal Year 2024 Financial Results

Achieves major milestone by generating first revenue from recycled lithium-ion battery products sold to domestic battery manufacturing supply chain

Reno, Nev., September 24, 2024 — American Battery Technology Company (ABTC) (NASDAQ: ABAT), an integrated critical battery materials company that is commercializing its technologies for both primary battery minerals manufacturing and secondary minerals lithium-ion battery recycling, announced its fiscal year (FY) 2024 financial results for the 12 months ended June 30, 2024.

Bringing first-of-kind technologies to market, ABTC’s two business units of lithium-ion battery recycling and primary battery metals manufacturing are working to build a domestically-sourced, lithium-ion battery metals circular supply chain for North America.

“I am extremely proud of the ABTC team for rapidly progressing through purchasing a vacant facility, installing our internally developed battery recycling equipment, commissioning the processing train, and selling first product to customers within a single year,” stated ABTC CEO Ryan Melsert. “Equally impressive, within this fiscal year in our primary battery metals manufacturing business unit, we evolved from bench scale trials, to designing and constructing a multi-tonne per day integrated demonstration facility, to commissioning this full system, to manufacturing our first large batch of battery grade lithium hydroxide, to hosting a visit from the U.S. Secretary of Energy Jennifer Granholm to personally examine our progress and witness our operations. Our employees are going above and beyond each day to accomplish these groundbreaking achievements to bring to life our company’s vision.”

Battery Recycling Business Milestones from Fiscal Year 2024:

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Implementation of First Battery Recycling Facility: ABTC purchased a vacant building in Summer 2023, implemented its internally-developed lithium-ion battery recycling processing train in this facility, and completed construction and commenced commissioning of a 20,000 tonnes/year train in Fall 2023.

●	First Revenue from Battery Recycling Operations: ABTC manufactured commercial quantities of recycled products within this year and generated its first revenue from the sale of these products to its strategic domestic customers. Once fully ramped, this facility has the capacity to manufacture multiple streams of battery grade metals and other recycled products.

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ABTC was selected by the U.S. Department of Energy (DOE) and IRS for a highly competitive tax credit award under the 48C Qualifying Energy Project Credit program for approximately $20 million to be applied towards the capital expenditures of its first lithium-ion battery recycling facility near Reno, Nevada.

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ABTC was selected by the U.S. DOE and IRS for a highly competitive tax credit award under the 48C Qualifying Energy Project Credit program for approximately $40 million to be applied towards the capital expenditures of its second lithium-ion battery recycling facility.

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ABTC was selected for a competitive grant by the U.S. DOE to support its $115 million project for its commercial-scale lithium hydroxide refinery, and this prime agreement was issued with a project start date of September 1, 2023. The company began receiving funds related to this award during the quarter ending September 30, 2023.

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ABTC was selected for a competitive grant by the U.S. DOE to support its $20 million project for its next-generation advanced battery recycling technologies, and this prime agreement was issued with a project start date of October 1, 2023. The company began receiving funds related to this award during the quarter ending December 31, 2023.

●	ABTC was selected for a competitive grant by the U.S. DOE for $150 million to support the design and construction of its second commercial scale lithium-ion battery recycling facility. This award is currently in the contracting phase and project kickoff is expected in 2025.

Primary Battery Metals Manufacturing Business Milestones from Fiscal Year 2024:

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Successful Manufacturing Nevada Claystone-to-Lithium Hydroxide: ABTC completed the construction and commissioning of its multi-tonne per day claystone-to-battery grade lithium hydroxide (LiOH) pilot plant and successfully manufactured LiOH from claystone specifically collected from its Tonopah Flats Lithium Projects (TFLP), marking a significant milestone in the commercialization of its internally-developed processes to access an unrealized domestic primary lithium resource.

●	Initial Assessment of Tonopah Flats Lithium Project: ABTC released the Initial Assessment (Preliminary Economic Assessment) for its Tonopah Flats Lithium Project, which has been identified as one of the largest lithium deposits in the U.S., and demonstrates an economically competitive project with total production costs of approximately $4,600 per tonne of LiOH and a NPV@10% of $4.7 billion. This SK-1300 compliant Initial Assessment raised the material amount of the resource to Measured and Indicated status and provides a commercialization pathway that allows for an engineered phased development, with improved access to the higher quality portions of the resource, and improved project economics.

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Financial Highlights from Fiscal Year 2024:

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First revenue from the sale of commercial quantities of Black Mass produced by its first integrated lithium-ion battery recycling facility. Once fully ramped, this facility has the capacity to process approximately 20,000 MT/year of battery materials and to produce multiple streams of battery grade metals and other byproducts.

●	Government grant funding increased to $3.3 million for the fiscal year ended June 30, 2024, compared to $0.9 million during the prior year.
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Cash used in investing activities was $12.9 million for the acquisition of property, construction, equipment, mineral rights, and water rights for the fiscal year ended June 30, 2024. Cash used in the same period of the prior year totaled $36.7 million, primarily for acquisition of its first battery recycling facility, water rights, and equipment.

●	As of June 30, 2024, the company had total cash on hand of $7 million.
●	Cash used in operations for the fiscal year ended June 30, 2024 was $16.9 million, compared to $13.4 million during the fiscal year ended June 30, 2023.
●	On August 29, 2023, the company entered into a Securities Purchase Agreement for up to $51 million of a new series of senior secured convertible notes. To date, $25 million of these notes have been issued and as of June 30, 2024, $18 million of these notes have been redeemed or converted, and the company has no plans to use the remaining facility.

The company remains diligently focused on accelerated commercialization and long-term sustainable growth to operationalize its first-of-kind low-environmental-impact technologies within the lithium-ion battery recycling and primary battery metals manufacturing sectors.

ABTC hosted FY 2024 earnings call on Monday, September 23, 2024. The press release, webcast replay, and presentation are available at www.americanbatterytechnology.com/events-presentations.

About American Battery Technology Company

American Battery Technology Company (ABTC), headquartered in Reno, Nevada, has pioneered first-of-kind technologies to unlock domestically manufactured and recycled battery metals critically needed to help meet the significant demand from the electric vehicle, stationary storage, and consumer electronics industries. Committed to a circular supply chain for battery metals, ABTC works to continually innovate and master new battery metals technologies that power a global transition to electrification and the future of sustainable energy.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company”) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, risks and uncertainties related to the Company’s ability to continue as a going concern; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2024. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556

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